UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

California	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

732-669-1200

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Information

From September 12, 2018 through October 26, 2018, Muscle Maker, Inc. (the “Company”) entered into Securities Purchase Agreements with several accredited investors (the “Investors”) providing for the sale by the Company to the Investors of 15% Senior Secured Convertible Promissory Notes in the aggregate amount of $1,915,000 (the “Notes”), which included $635,000 in debt converted into Notes (the “September 2018 Offering”). Following the initial closing, there shall be two additional closings in the amount of $1,000,000 each provided the Company achieves certain business milestones outlined in the Securities Purchase Agreement.

In addition to the Notes, the Investors also received Warrants to Purchase Common Stock of the Company (the “Warrants”) to acquire an aggregate of 957,500 shares of common stock of the Company. The Warrants are exercisable for five years at an exercise price of $1.20. The Investors may exercise the Warrants on a cashless basis.

The Notes bear interest at 15% per annum paid quarterly and mature 18 months from issuance. The Investors may elect to convert all or part of the Notes, plus accrued interest, at any time into shares of common stock of the Company at a conversion price of $1.00 (the “Fixed Conversion Price”); provided, however, in the event the per share price of a public offering multiplied by sixty percent (60%) at the time of the listing of the shares of common stock on an exchange (the “Listing Event”) is less than $1.00 (the “Discounted Public Offering Price”) then the conversion price shall be reset to equal the Discounted Public Offering Price. In the event the Investors are required to execute a Lock Up Agreement concurrent with a public offering at the time of the Listing Event, then the Fixed Conversion Price shall be $0.75 and the Discounted Public Offering Price shall be the public offering multiplied by forty five percent (45%) at the time of the Listing Event. Upon the occurrence of a Listing Event or the sale or license of all or substantially all of the Company’s assets (a “Liquidity Event”), the entire unpaid and outstanding principal amount and any accrued interest thereon under this Note shall automatically convert in whole without any further action by the Holder. The Company, upon the occurrence and continuation of any event of default, shall pay, as interest, 5% of the outstanding principal amount due under the Notes on each monthly anniversary of the occurrence of the event of default while it is continuing. Further, while an event of default is continuing, 15% of any funds raised from sales of the Company’s securities shall be paid to the Investors on a pro rata basis. If a Liquidity Event has not occurred as of the maturity date or the Note has not been repaid in full as of the maturity date, then an event of default will occur and the principal amount of the Notes shall be increased by 30%. As long as the Notes remain outstanding, the Company has agreed that, among other items, it will only use proceeds from the sale of the Notes and exercise of the Warrants for specific corporate purposes as set forth in the Securities Purchase Agreement, will not incur or permit indebtedness or liens unless permitted, will not enter into variable priced transactions and will not increase the compensation of officers and directors until the Listing Event. The Company and the Investors entered into Security and Pledge Agreements providing that the Company’s obligations to the Investors are secured by substantially all of the Company’s assets.

The Securities Purchase Agreements require that until the Listing Event, Catalytic Capital LLC holds the right to designate one member and one observer to the board of directors of the Company and that the Company shall engage an investor relations firm mutually agreed to by the Company and Catalytic Capital LLC from the time of the Listing Event until six months after the Listing Event. The Company is also required to engage Insight Advisory as a consultant to provide business and financial advice.

The Company granted the Investors piggy back registration rights with respect to the shares of common stock underlying the Notes and the Warrants.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $1,915,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

In May 2018, Muscle Maker Grill Gramercy, LLC (a subsidiary of the Company)(“MMGG”), American Restaurant Holdings, Inc. (a shareholder of the Company) (“American”) and Robert E. Morgan (the former CEO of the Company) were listed as defendants to a lawsuit filed by Crownhall Realty, LLC (“Crownhall”) in the Supreme Court of the State of New York county of New York, #154467. Crownhall was seeking $1,034,086.69 in damages for rent, interest and other expenses. The original lease was for a 10-year period of time and commenced on January 1, 2016.

In addition, in 2017, Limestone Associates LLC (“Limestone”) filed a complaint against American in the Civil Court of the City of New York, County of New York, #78549/2017 for commercial non-payment of rent for the amount of $25,748.22 plus cost and disbursements of this proceeding. In May 2018, Limestone filed a complaint against American and Mr. Morgan in the Supreme Court of the State of New York, County of New York, index # 154469 seeking $1,357,243.42 in damages for rent, interest and other expenses. On October 3, 2018, MMGG, American and Mr. Morgan entered into a settlement agreement with Crownhall and Limestone agreeing to forfeit all security deposits, pay an upfront amount of $25,000 and an additional $175,000 to be paid over 20 months. This agreement settles litigation surrounding two closed locations, which the plaintiffs were seeking a total of $2,391,330.11 in past damages for rent, interest and other expenses.

On October 26, 2018, the Company entered into an Employment Agreement with Michael Roper, which replaced his employment agreement from May 2018. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon listing the Company on a national exchange and raising $3,000,000 (the “IPO”). During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $250,000, which will be increased to $275,000 upon achieving various milestones required by the Investors that participated in the September 2018 Offering and again to $350,000 upon the Company completing the IPO. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity, provided, however, no cash bonus will be paid until the closing of the IPO. Mr. Roper is entitled to $100,000 bonus upon closing of the IPO. In addition to 350,000 restricted stock units previously granted, the Company agreed to issue Mr. Roper up to 250,000 additional restricted stock units. In the event the Company raises $3 million or $5 million, then Mr. Roper will receive 150,000 restricted stock units or 250,000 restricted stock units, respectively. In addition, Mr. Roper will receive 100,000 restricted stock units upon the one and two year anniversaries of his employment.

On October 26, 2018, the Company entered into an Employment Agreement with Kevin Mohan. Pursuant to the Employment Agreement, Mr. Mohan will be engaged as Chief Investment Officer of the Company for a period of two years unless earlier terminated pursuant to the terms of the agreement. The Employment Agreement will be automatically extended upon the IPO. During the term of the Employment Agreement, Mr. Mohan will be entitled to a base salary at the annualized rate of $156,000, which will be increased to $175,000 upon the IPO. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash following the closing of the IPO. Mr. Mohan is entitled to $50,000 bonus upon closing of the IPO. The Company agreed to issue Mr. Mohan up to 200,000 additional restricted stock units. In the event the Company raises $3 million or $5 million, then Mr. Mohan will receive 100,000 restricted stock units or 200,000 restricted stock units, respectively.

Pursuant to the agreements, Mr. Roper and Mr. Mohan may be terminated for “cause” as defined and Mr. Roper and Mr. Mohan may resign for “good reason” as defined. In the event either party is terminated without cause or resigns for good reason, the Company will be required to pay Mr. Roper and Mr. Mohan all accrued salary and bonuses, reimbursement for all business expenses and provide Mr. Roper and Mr. Mohan with the monthly salary and benefits for a period of 24 and six months, respectively, following the termination or resignation. In the event Mr. Roper or Mr. Mohan are terminated with cause, resigns without good reason, dies or is disabled, the Company will be required to pay the executives all accrued salary and bonuses and reimbursement for all business expenses through such date. Under the Employment Agreement, both parties are subject to confidentiality, non-compete and non-solicitation restrictions.

The Company released an investor update on November 6, 2018, which is attached hereto as Exhibit 99.1.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 15% Senior Secured Convertible Promissory Notes – September 2018 Offering

4.2	Form of Warrants to Purchase Common Stock – September 2018 Offering

10.1	Form of Securities Purchase Agreement by and between Muscle Maker, Inc. and the Investors – September 2018 Offering

10.2	Form of Security and Pledge Agreement by and between Muscle Maker, Inc. and the Investors – September 2018 Offering

10.3	Employment Agreement between Michael Roper and Muscle Maker, Inc. dated October 26, 2018

10.4	Employment Agreement between Kevin Mohan and Muscle Maker, Inc. dated October 26, 2018

99.1	Investor Update dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date: November 6, 2018